CORPORATE RESOLUTION TO BORROW

Principal	Loan Date	Maturity	CL Transaction No	Product	Loan Account No
$887,500.00	04-29-2020	04-29-2022		SBA Paycheck Protection	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Corporation: OMNIQ Corp
1865 W 2100 S Ste 4
Salt Lake City, UT 84119

Lender: Zions Bancorporation, N.A. dba Zions First National Bank
Centralized Underwriting & Servicing
One South Main Street
Salt Lake City, UT 84133

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is OMNIQ Corp ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 1865 W 2100 S Ste 4, Salt Lake City, UT 84119. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on **April 29, 2020**, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER. The following named person is an officer of OMNIQ Corp:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Shai Lustgarten	**Official**	**Y**	**X** Shai Lustgarten **(Seal)**

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: **None.**

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

TREASURY MANAGEMENT SERVICES. To accept and enter into deposit account, investment, funds transfer, and other banking service and product agreements including but not limited to Bank's Treasury Management Master Services Agreement ("**MSA**"), Acceptances of Treasury Management Agreements ("**Acceptances**"), and "**Specifications**" (as defined in the MSA) for treasury management services ("**Services**"), including amendments and addenda to any of the foregoing; designate from time to time who is authorized to withdraw funds, initiate and approve payment orders, endorse instruments, and execute service and product agreements; appoint "**Administrators**" (as defined in the MSA) who are able to establish other Administrators, authorized users, security procedures, Specifications (as defined in the MSA), and other setup details for Services; (D) request Services and execute documents that Bank may request, and any amendments or renewals thereof, pertaining

to the use of Services, including but not limited to designating one or more persons (which may include himself or herself) authorized to initiate, amend, cancel, confirm, or verify the authenticity of instructions to Bank for Services, whether given orally, electronically, or by facsimile instructions, and to revoke any authorization granted to any such person, as he or she deems appropriate; and otherwise give instructions and authorizations on behalf of this Company for security procedures, the Services and other banking services.

ORIGINALLY EXECUTED RESOLUTION. This paragraph shall apply only in instances when Borrower is organized by virtue of the laws of Colorado and Borrower is executing this Resolution under Colorado law. Upon request from Lender, Borrower shall deliver to Lender fully-executed notarized Resolution with original hand-written signatures (i.e., wet signatures), and Borrower's failure to do so on or before such date shall constitute an Event of Default under the loan documents. Notwithstanding the foregoing, this Resolution may be signed and transmitted by electronic mail of a PDF document with or without a notary acknowledgment and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower agrees that the signatures appearing on this Resolution (whether in imaged, e-signed or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

REPLACEMENT OF ASSUMED BUSINESS NAMES. The section above titled "ASSUMED BUSINESS NAMES" is hereby deleted and replaced with the following:

ASSUMED BUSINESS NAMES. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signature set opposite the name listed above is his or her genuine signature.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow is dated April 29, 2020.

THIS RESOLUTION IS DELIVERED UNDER SEAL AND IT IS INTENDED THAT THIS RESOLUTION IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

CERTIFIED TO AND ATTESTED BY:

By: Shai Lustgarten **(Seal)**
Authorized Signer for OMNIQ Corp

NOTE: If the officer signing this Resolution is designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.